Tanner LLC
Key Bank Tower at City Creek
36 South State Street, Suite 600
Salt Lake City, Utah 84111-1400
Telephone 801.532.7444
www.tannerco.com

TANNER
BUSINESS ADVISORS AND CERTIFIED PUBLIC ACCOUNTANTS

Member of Allinial GLOBAL

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the registration statement on Form S-8 (File No. 333-201472) of our report dated April 16, 2019 included in this Form 10-K, with respect to the consolidated financial statements of Twinlab Consolidated Holdings, Inc. and subsidiaries as of December 31, 2018 and 2017 and for the years then ended.

Tanner LLC

April 16, 2019